UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12
PREMIER EXHIBITIONS, INC.

(Name of Registrant as Specified In Its Charter)
Sellers Capital Master Fund, Ltd.
Sellers Capital LLC

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)
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Media Contact:	Stefan Prelog
Walek & Associates
212-590-0523
sprelog@walek.com
SELLERS CAPITAL SETS RECORD DATE AND FILES DEFINITIVE
CONSENT SOLICITATION STATEMENT WITH SEC
Continues Process to Solicit Shareholders To Elect Four New Directors To
Premier Exhibitions Board
CHICAGO, December 18, 2008 — Sellers Capital LLC (Sellers), the largest shareholder of Premier Exhibitions, Inc. (Premier) (PRXI), today announced that it has set the record date and filed its definitive consent solicitation statement with the Securities and Exchange Commission in connection with its solicitation to elect four independent directors to fill vacancies on the Premier Board.
Sellers, representing approximately 16.3% of the outstanding shares of Premier, has set December 18 as the record date for determining Premier’s shareholders who are eligible to vote in connection with Sellers’ solicitation and is commencing distribution of its definitive consent solicitation statement and a form of consent to Premier’s shareholders on December 18, 2008.
Sellers is proposing a slate of independent and knowledgeable directors to fill the four vacancies on the Premier Board. All of the proposed directors have significant turnaround experience. The four directors being proposed by Sellers are William M. Adams, Christopher J. Davino, Jack Jacobs and Bruce Steinberg.
A copy of Sellers’ definitive consent solicitation statement can be accessed at the following link:
http://idea.sec.gov/Archives/edgar/data/796764/000095015208010408/l34728ddefn14a.htm
Sellers, through the Altman Group, which has been retained to solicit consents, has established a toll-free number for investors to call if they would like more information. That number is 866-828-6934. If you own shares of Premier, we invite you to call this toll-free number and give us your name and contact information so that we may contact you when the solicitation begins.
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Sellers Capital LLC and its affiliates are the beneficial owners of 4,778,399 shares of common stock of Premier Exhibitions, representing approximately 16.3% of the company’s outstanding shares, based upon the 29,284,999 shares of common stock reported by Premier Exhibitions to be outstanding as of October 6, 2008 in its Quarterly Report on Form 10-Q filed with the SEC on October 10, 2008.
Sellers Capital, certain of its affiliates and its nominees to the board are the participants in the solicitation of consents. Shareholders of Premier Exhibitions should read the definitive consent solicitation statement of Sellers Capital because it contains important information relating to the solicitation of consents and its nominees to the Premier Exhibitions board. The definitive consent solicitation statement and any other relevant documents are available free of charge from the SEC’s website located at www.sec.gov or from Sellers Capital or The Altman Group.

Shareholder Contact:	Media Contact:
Sam Weiser	Stefan Prelog
Sellers Capital, LLC	Walek & Associates
312-775-1307	212-590-0523
sweiser@sellerscapital.com	sprelog@walek.com